Exhibit 21.1

Subsidiaries of the Registrant:

Name:	Jurisdiction of Incorporation:
Genpact Global (Bermuda) Limited	Bermuda
Genpact Global Holdings (Bermuda) Limited	Bermuda

Genpact Brasil Gestão de Processos Operacionais Ltda.	Brazil

Genpact (Changchun) Co. Ltd.	China
Genpact (Dalian) Co. Ltd.	China

Genpact Administraciones-Guatemala, S.A.	Guatemala
Servicios Internacionales De Atencion Al Cliente, S.A.	Guatemala

Genpact Hungary Kft	Hungary
Genpact Hungary Process Szolgaltató Kft.	Hungary

Axis Risk Consulting Services Pvt. Ltd.	India
Genpact India	India
Genpact India Business Processing Pvt. Ltd.	India
Genpact Infrastructure (Bhopal) Pvt. Ltd.	India
Genpact Infrastructure (Bhubaneswar) Pvt. Ltd.	India
Genpact Infrastructure (Hyderabad) Pvt. Ltd.	India
Genpact Infrastructure (Jaipur) Pvt. Ltd.	India
Genpact Infrastructure (Kolkata) Pvt. Ltd.	India
Genpact Mobility Services (I) Pvt. Ltd.	India

Genpact Japan KK	Japan

Genpact Luxembourg S.à.r.l.	Luxembourg

Genpact China Investments	Mauritius
Genpact India Holdings	Mauritius
Genpact India Investments	Mauritius
Genpact Mauritius	Mauritius
Genpact Mauritius—Bhopal SEZ	Mauritius
Genpact Mauritius—Bhuvaneshwar SEZ	Mauritius
Genpact Mauritius—Hyderabad SEZ	Mauritius
Genpact Mauritius—Jaipur SEZ	Mauritius
Genpact Mauritius Services	Mauritius

EDM de Mexico S de RL de CV	Mexico

Genpact Morocco S.à.r.l.	Morocco
Genpact Morocco Training S.à.r.l.	Morocco

Genpact Netherlands B.V.	Netherlands
Genpact Consulting Services B.V.	Netherlands
Genpact Resourcing Services B.V.	Netherlands
Genpact V.O.F.	Netherlands
Genpact A B.V.	Netherlands
Genpact B B.V.	Netherlands
Genpact C B.V.	Netherlands
Genpact D B.V.	Netherlands
Genpact E B.V.	Netherlands

Name:	Jurisdiction of Incorporation:
Genpact Poland Sp. Z O.O.	Poland

Genpact Romania Srl	Romania

Genpact Business Communication Experts S.L.	Spain
Genpact Strategy Consultants S.L.	Spain

Genpact (UK) Ltd.	United Kingdom

Genpact South Africa (Proprietary) Limited	South Africa

Creditek Corporation	United States
Creditek LLC	United States
Creditek Recovery Solutions, Inc.	United States
Genpact International, Inc.	United States
Genpact (Mexico) I LLC	United States
Genpact (Mexico) II LLC	United States
Genpact Mobility Services, Inc.	United States
Genpact Mortgage Services, Inc.	United States
Genpact Onsite Services Inc.	United States
Genpact Process Solutions LLC	United States
Genpact Services LLC	United States
Genpact US LLC	United States
MoneyLine Technologies, LLC	United States